STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

12/22/2020

Work Order Item Number:	W2020122201637 - 1013651
Filing Number:	20201116616
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	12/22/2020 14:23:42 PM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E0668502007-7 **Entity Name:** DSG GLOBAL INC.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
RESIDENT AGENTS OF NEVADA, INC.
711 S. Carson St. Ste. 4, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0668502007-7
Barbara K. Cegavske	Filing Number 20201116616
Secretary of State State Of Nevada	Filed On 12/22/2020 14:23:42 PM
	Number of Pages 3

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information

Name of entity as on file with the Nevada Secretary of State :

Entity or Nevada Business Identification Number (NVID) : NV20071556511

2. Restated or Amended and Restated Articles
(Select one):
(If amending and restating only, complete section 1, 2 and 6.)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed:
(Select only one box):
(If amending, complete section 1,3,5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐ Officer's Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: **12/22/2020** Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☑ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X **Robert Silzer** **Officer** Signature of Officer, Incorporator or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

AMENDED AND RESTATED
ARTICLES OF INCORPORAITON
OF
DSG GLOBAL, INC.

Filed in the Office of	Business Number E0668502007-7
Barbara K. Cegavske	Filing Number 20201116616
Secretary of State State Of Nevada	Filed On 12/22/2020 14:23:42 PM
	Number of Pages 3

ARTICLE 1
NAME

The name of the corporation is DSG Global, Inc.

ARTICLE 2
REGSITERED AGENT

The Commercial Registered Agent for the corporation is Resident Agents of Nevada, Inc., 711 S. Carson St., Suite 4, Carson City, NV 89701.

ARTICLE 3
AUTHORIZED CAPITAL STOCK

The capital stock of the corporation shall consist of 350,000,000 shares of common stock, $0.001 par value, all of which stock shall be entitled to voting power and 14,010,000 shares of preferred stock with a par value of $0.001 per share which preferred stock is designated as: 3,000,000 Series A Preferred stock, 10,000 Series B Convertible Preferred stock, 10,000 Series C Convertible Preferred stock, 1,000,000 Series D Convertible Preferred stock, 5,000,000 Series E Convertible Preferred stock and 10,000 Series F Convertible Preferred Stock. The Board of Directors may fix and determine the rights, preferences or other variations of each series of preferred stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

ARTICLE 4
NAMES AND ADDRESSES OF THE BOARD OF DIRECTORS

Robert Silzer, 312 -2630 Croydon Drive, Surrey BC V3Z 6T3
James Singerling, 312 -2630 Croydon Drive, Surrey BC V3Z 6T3
Michael Leemhuis, 312 -2630 Croydon Drive, Surrey BC V3Z 6T3
Carol Cookerly, 312 -2630 Croydon Drive, Surrey BC V3Z 6T3
Steven Johnston, 312 -2630 Croydon Drive, Surrey BC V3Z 6T3

ARTICLE 5
PURPOSE

The purpose of the corporation shall be any lawful purpose.

ARTICLE 6
OFFICERS

Robert Silzer, at 312 -2630 Croydon Drive, Surrey BC V3Z 6T3, shall be the sole officer of the corporation and shall act as President, Secretary and Treasurer

IN WITNESS WHEREOF, the undersigned has subscribed these Amended and Restated Articles of Incorporation effective as of December 22, 2020.

Robert Silzer, Sole Officer and Director